EPOCH ANNOUNCES RESULTS OF ANNUAL STOCKHOLDERS MEETING

 BOARD AUTHORIZES ADDITIONAL SHARE REPURCHASE;
AUM REACHES $11.0 BILLION

NEW YORK—(BUSINESS WIRE)—December 3, 2009—Epoch Holding Corporation ("Epoch" or the "Company") (Nasdaq:  EPHC), a leading investment manager and investment adviser, today announced the results of its Annual Meeting of Stockholders (the “Meeting”).

At the Meeting, stockholders elected the following individuals to serve as members of the Board of Directors: Enrique R. Arzac, Jeffrey L. Berenson, John L. Cecil, Peter A. Flaherty, William W. Priest, Timothy T. Taussig, and Allan R. Tessler.  In addition, CF & Co., L.L.P. was ratified as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

Further, the Company announced that its Board of Directors approved the repurchase of an additional 300,000 shares, or just over 1%, of Epoch’s fully diluted outstanding common stock.  This authorization follows the two previously announced share repurchase programs, each for 250,000 shares.  To date, approximately 400,000 shares have been repurchased.  The plan does not obligate the Company to purchase any particular number of shares, and may be suspended or discontinued at any time.

At the Meeting, Mr. Priest, the Company’s Chief Executive Officer, stated, “All in all, our fiscal year was one of progress and success in ways that matter to an investment firm – performance for clients, an increase in assets under management (“AUM”), an improvement in the Firm’s profitability measures, and an enhanced platform for growth of our business enterprise.”

The Company also announced that as of today, including new mandates received in the past few days, AUM reached $11.0 billion.

Lastly, the Company reported that the previously announced adoption of the Epoch Funds by New York Life Investments’ MainStay Group of Funds has now been completed.  As previously reported, Epoch entered into a strategic relationship with New York Life Investments, whereby Epoch continues to be responsible for the day-to-day investment management of the Funds through a sub-advisory relationship, while MainStay Investments, the retail distribution arm of New York Life Investments, is responsible for the distribution and administration of the Funds.  Each Epoch Fund is now co-branded as a “MainStay Epoch” Fund.

About Epoch Holding Corporation

Epoch Holding Corporation conducts its operations through Epoch Investment Partners, Inc., a wholly-owned subsidiary and a registered investment adviser under the Investment Advisers Act of 1940, as amended. Investment management and investment advisory services are the Company's sole line of business. Headquartered in New York, the Company's current product offerings include U.S. All Cap Value; U.S. Value; U.S. Small Cap Value; U.S. SMID Cap Value; U.S. Choice; International Small Cap; Global Small Cap; Global Choice; Global Equity Shareholder Yield; and Global Absolute Return.

For more information about Epoch contact Phil Clark at Epoch Investment Partners, Inc. 212-303-7210, pclark@eipny.com or visit Epoch's website at www.eipny.com.

Safe Harbor Statement

This press release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see "Risk Factors" and "Forward-Looking Statements" in our Form 10-K for the year ended June 30, 2009.   Other factors besides those listed in "Risk Factors" and "Forward-Looking Statements", and those listed above, could also adversely affect our revenues, financial condition, results of operations and business prospects. The Company undertakes no duty to update its forward-looking statements, including its earnings outlook.

Media Contact

Phil Clark, 212-303-7210, pclark@eipny.com